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                                                                    EXHIBIT 3.40


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                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                GEM NEVADA, LLC


                         DATED AS OF FEBRUARY 6, 1998
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                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                GEM NEVADA, LLC

                         Dated as of February 6, 1998
                         ----------------------------


                  GEM Nevada, LLC, a Delaware limited liability company (the "Company"), has been formed by T/SF Holdings, LLC, a Delaware limited liability company ("T/SF Holdings") and T/SF Operating, LLC, a Delaware limited liability company ("T/SF Operating"), to operate the business (the "T/SF Nevada Business") previously operated by T/SF of Nevada, Inc., a Nevada corporation ("T/SF Nevada").

                  T/SF Holdings and T/SF Operating are referred to as the "Members". It is therefore agreed as follows:

                  1. Business. The Company shall own and operate the T/SF Nevada
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Business and shall conduct all activities relating to the T/SF Nevada Business that the board of managers determines appropriate.

                  2. Management of the Company.
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                     2.1 Management by Board. The business and affairs of the
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Company shall be managed under the direction of a board of managers consisting of three members. The board of managers shall act by majority vote of the total number of members of the board. The members of the board of managers shall be designated by the Members, voting in accordance with their Percentage Interests (as defined in section 4). The Members hereby designate Ian L.M. Thomas, Brian
A. Meyer and Steven J. Hunt as the initial members of the board of managers. Action may be taken by the board of managers at a meeting (at which members of the board may participate in person or by telephone), by polling members of the board without a meeting, or by a writing signed by a majority of the members of the board of managers, except that no action may be taken by a writing unless all members of the board are first given notice of, and a reasonable opportunity to comment upon, the proposed action. The board of managers shall hold meetings at such intervals, and shall adopt such rules of procedure, as it may from time to time determine. Any member of the board of managers may designate another person to act as his substitute at any meeting or in connection with any action to be taken by the board of managers. Members of the board of managers shall not be compensated for their services as such.

                     2.2 Officers. The board of managers may appoint such
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officers of the Company as the board of managers determines desirable, including, but not limited to, a chairman, a chief executive officer, a president, one or more vice-presidents, a secretary, a treasurer, and one or more assistant secretaries and assistant treasurers. The officers of the

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Company need not be members of the Company and shall have the powers and duties delegated to them by the board of managers. Officers of the Company shall serve at the plea sure of the board of managers.

                     2.3 Persons employed by the Company. The board of managers
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may cause the Company to employ and compensate such persons, firms or corporations, including, but not limited to, accountants and attorneys, as it deems advisable or necessary to carry on, assist or promote the Company's business. In addition, the board may utilize the services of persons employed by related persons or entities for tax, accounting, personnel and other similar services rendered to the Company. The fact that any Member or any member of the board of managers, or a person associated with any Member or any member of the board of managers, is employed by, or is directly or indirectly interested in or connected with, any person, firm or corporation employed by the Company to render or perform any service shall not prohibit the board of managers from employing or otherwise dealing with that person, firm or corporation, and the Company shall not have any rights in or to any income or profits derived therefrom.

                     2.4 Other Activities of the Members. The members of the
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board of managers or the Members may engage or have an interest in other business ventures of any kind, independently or with others, and the Company shall not have any rights in or to those independent ventures.

                  3.  Capital Contributions.
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                      3.1  Capital Contributions.

                          (a) Simultaneously with the execution of this
agreement, T/SF Holdings is contributing to the Company all of the assets of the T/SF Nevada Business, subject to the liabilities of the T/SF Nevada Business, and T/SF Operating is contributing $52,500 in cash.

                          (b) Except as provided in this section 3.1, the
Members shall not be required to make any capital contribution to the Company.

                      3.2 No Withdrawals. No Member shall be entitled to
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withdraw any part of its capital account or capital contribution or to receive any distribution from the Company except as expressly provided in this agreement.

                       3.3 No Liability For Capital Contributions. No Member
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shall be required to pay to the Company any deficit in its capital account (upon dissolution or otherwise). No Member shall have the right to demand or receive cash or other property for its interest in the Company.


                        3.4  No Interest.  No Member shall receive any interest
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on its capital contributions or capital account.

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                  4.  Transfers; Distributions.
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                      Distributions shall be made to the Members at the time or
times determined by the board of managers. Any distributions shall be made to the Members in accordance with their respective Percentage Interests. T/SF Holdings' Percentage Interest shall be 99% and the T/SF Operating's Percentage Interest shall be 1%.

                  5.  Transfers; Resignation.
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                      No Member may sell, transfer, assign, pledge or otherwise
dispose of or encumber its interest in the Company without the consent of the other Member except that any Member may pledge its interest to First Union National Bank, as Administrative Agent, pursuant to the Credit Agreement dated as of October 9, 1997. No Member may resign from the Company prior to the dissolution and winding up of the Company.

                  6.  Exculpation; Indemnification.

                      6.1 Exculpation. To the extent not inconsistent with
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applicable law, neither any Member nor any member of the board of managers, nor any of its officers, directors, employees or affiliates, nor any officer of the Company, shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for any action taken or for any failure to act on behalf of the Company after the date hereof in connection with the business or operations of the Company, unless the act or omission constituted gross negligence, willful misconduct or a breach of a fiduciary duty to the Company and the Members.

                        6.2 Indemnification. To the extent not inconsistent with
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applicable law, the Company shall indemnify and hold harmless any Member and any member of the board of managers and its officers, directors, employees and affiliates, and all of the Company's officers, from any loss, liability, damage or expense (including, but not limited to, any judgment, award or settlement and reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) arising out of (a) any acts or omissions or alleged acts or omissions in connection with their activities or the activities of any of their respective employees or agents on behalf of the Company after the date hereof or in connection with the business or operations of the Company after the date hereof, and (b) any liability imposed upon any of them under any statute, rule or regulation (including, but not limited to, any statute, rule or regulation relating to environmental matters) applicable to the Company, or its officers, directors or employees; provided that the acts or omissions or the alleged acts or omissions upon which the action or threatened action, proceeding or claim is based did not constitute gross negligence, willful misconduct or a breach of a fiduciary duty to the Company and the Members by the indemnified party. Reasonable expenses incurred by any such indemnified party in connection with the matters referred to above may be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the indemnified party of his or its good faith belief that he or it met the standard of conduct

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necessary for indemnification by the Company, and (ii) a written undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or it has not met that standard of conduct.

                  7. Duration of Company. The Company shall continue in
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existence until the earlier of (a) December 31, 2010 and (b) the date the
Company is dissolved in accordance with section 8.

                  8. Dissolution; Liquidation.

                     8.1 Dissolution. The Company shall be dissolved prior to
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December 31, 2010 only upon the occurrence of one of the following events:

                         (a) the election by the Members to dissolve the
Company;

                         (b) the termination of the Company's business as a
result of the sale or other disposition by the Company of substantially all of its business and assets; or

                         (c) the bankruptcy or dissolution of any Member, or the
occurrence of any event which terminates the continued membership of any Member in the Company, unless the other Member determines, within 90 days following the occurrence of any such event, to continue the Company.

                     8.2 Liquidation and Distribution of Assets. Upon
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dissolution of the Company, the board of managers shall proceed to sell or liquidate the assets (to the extent feasible) within a reasonable time and, after paying or making provision for all liabilities to creditors of the Company, shall distribute the Company's cash and other assets to the Members in proportion to their respective Percentage Interests.

                  9. Accounting and Tax Matters.

                     9.1 Fiscal Year. The Company's fiscal year shall be the
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calendar year unless changed by the board of managers.

                     9.2 Books of Account, etc.  Complete and accurate books of
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account shall be kept by the Company at its principal office (or at such other office as the board of managers may designate) and the Members shall have the right to inspect those books during normal business hours. The Company's books of account shall be kept on the cash or accrual basis of accounting, as the board of managers may determine, in accordance with sound accounting practices and principles applied in a consistent manner by the Company; all methods of accounting and treatment of particular transactions reflected on these books shall be in accordance with the methods of accounting employed for federal income tax purposes. The determinations of the board of managers with respect to the treatment of any item or its allocation for federal, state or local income tax purposes shall be binding upon the Members so long as that determination is not inconsistent with any express provision of this agreement.

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                       9.3 Reports.  The Company shall use its best efforts to
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furnish to the Members, within (a) 30 days after the end of each month, unaudited monthly and year-to-date statements of income and a balance sheet as of the end of that month, and (b) 90 days after the end of each fiscal year, unaudited financial statements of the Company with respect to that year (including a balance sheet of the Company as of the end of the year and a statement of income and capital accounts and a statement of changes in financial position of the Company for the year).

                       9.4 Tax Information.  Not later than the date of delivery
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of the annual financial statements pursuant to section 9.3, the board of managers shall cause the Company's accountants to furnish to the Members any information required by the Members to complete any income tax return that it is required to file for that year. The Company shall also furnish tax information to the Members on an interim basis to the extent the board of managers appropriate.

                        9.5 Tax Allocations. For federal, state and local income
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tax purposes, all items of income, deduction, gain and loss shall be allocated to the Members in proportion to their Percentage Interests, except that to the extent of the difference between the fair market value and the basis for federal income tax purposes of property contributed to the Company, income, gains, deductions (including depreciation and amortization) and losses with respect to that property shall be allocated among the Members in accordance with Internal Revenue Code section 704(c)(1)(A).

                         9.6 Capital Accounts. For the purpose of this
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agreement, the balance of the capital account ("Capital Account") of each of the
Members shall be determined on the basis of an account maintained for the Member as part of the books of account of the Company. The amount of each Member's Capital Account shall be equal to the aggregate amount of cash and the fair market value of property contributed to the Company by the Member, and shall be increased by the Member's share of income and gains of the Company, and shall be decreased by (a) the aggregate amount of cash and the fair market value of any property distributed by the Company (less any liabilities assumed with respect to such distribution) to the Member and (b) the Member's share of losses of the Company.

                         9.7 Elections. To the extent that the Company may make
elections for federal, state or local income tax purposes, the elections shall be made in a manner best calculated, in the opinion of the board of managers, to minimize the cash requirements of the Company and the Members. The Members shall treat all Company items on its federal, state or local income tax returns in a manner consistent with the treatment of the item on the Company's federal, state or local income tax return.

                  10. Miscellaneous.
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                      10.1 Entire Agreement; Amendment. This agreement contains
a complete statement of the arrangements with respect to the Company, supersedes all prior arrangements and understandings with respect to the Company, and may not be amended

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except by a writing executed by the Members.

                     10.2 Notices.  Any notice or other communication under this
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agreement shall be in writing and shall be considered given when delivered in person or sent by facsimile, one day after being sent by a major overnight courier, or four days after being mailed by registered mail, return receipt requested, to each Member at 350 Park Avenue, New York, New York 10022, Fax
(212) 935-0877

                     10.3 Governing Law. This agreement shall be governed by and
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construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed entirely in Delaware.

                     10.4 Definition. As used in this agreement, the term
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"affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity.

                     10.5 Severability.  If any provision of this agreement is
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invalid or unenforceable, the balance of this agreement shall remain in effect and shall be enforceable to the maximum extent permitted by law, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                     10.6 Headings. The headings in this agreement are solely
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for the convenience of reference and shall not affect its interpretation.

                     10.7 Other Action.  The Members shall execute and deliver
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such additional documents and instruments, and shall perform such additional acts, as may be necessary or appropriate to carry out the terms of this agreement.

                     10.8 Waiver of Action for Partition. Each Member irrevocably waives, during the term of the Company, any right it may have to maintain any action for partition with respect to the Company or any property of the Company.

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                      10.9 Third Party Beneficiaries. Nothing in this agreement, express or implied, is intended or shall be construed to give anyone other than the parties to this agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any provision contained in this agreement.

                                       T/SF HOLDINGS, LLC

                                       By:  T/SF Communications Corporation


                                       By:
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                                       T/SF OPERATING, LLC

                                       By:  T/SF Communications Corporation


                                       By:
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